REGISTERED                                                          REGISTERED

No. MCFLR-

CUSIP

                      CHRYSLER FINANCIAL COMPANY L.L.C.

           [FORM OF MULTI-CURRENCY FLOATING RATE MEDIUM-TERM NOTE]



           Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (the "Depositary"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

           This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.



           THE FOLLOWING SUMMARY OF TERMS IS SUBJECT TO THE INFORMATION SET FORTH BELOW:

PRINCIPAL AMOUNT:


BASE RATE OR             ORIGINAL ISSUE DATE:            STATED MATURITY DATE:
BASIC RATES:









INDEX MATURITY:          INITIAL INTEREST RATE:          INTEREST PAYMENT PERIOD:





SPREAD (plus or
   minus):               INITIAL INTEREST RESET DATE:    INTEREST PAYMENT DATES:





SPREAD MULTIPLIER:       INTEREST RATE RESET PERIOD:     INTEREST RESET DATES:





MAXIMUM INTEREST DATE    MINIMUM INTEREST RATE:          INITIAL REDEMPTION DATE





INITIAL REDEMPTION       ANNUAL REDEMPTION               OPTIONAL REPAYMENT
PERCENTAGE:              PERCENTAGE REDUCTION            DATE(S:






                                      2



REPAYMENT PRICE:         CALCULATION AGENT               IF BASE RATE IS LIBOR:
                                                         INDEX CURRENCY: __________

                                                         DESIGNATED LIBOR PAGE:
                                                            [ ] Reuters Page:  _________
                                                            [ ] Telerate Page: _________



                                                         IF BASE RATE IS CMT RATE:
                                                         DESIGNATED CMT MATURITY
                                                         INDEX: ______________
                                                         DESIGNATED CMT TELERATE
                                                         PAGE:
                                                            If Telerate Page 7052:
                                                            [ ] Weekly Average
                                                            [ ] Monthly Average




SPECIFIED CURRENCY:                                      AUTHORIZED DENOMINATIONS:



CONVERSION INTO U.S. DOLLARS: PRESUMPTION YES [ ]   PRESUMPTION NO [ ]    NO [ ]




ADDENDUM ATTACHED:
[ ] Yes
[ ] No


OTHER PROVISIONS:






           [If this Note will be issued with "original issue discount" for purposes of Section 1273 of the Internal Revenue Code of 1986, as amended, the following shall be completed.]

ORIGINAL ISSUE DISCOUNT    TOTAL AMOUNT OF OID:      ISSUE PRICE
SECURITY:                                            (expressed as a
                                                      percentage of aggregate
                                                      principal amount):


   ; Yes    ; No


YIELD TO MATURITY           SHORT ACCRUAL PERIOD     METHOD USED TO
                            OID:                     DETERMINE YIELD FOR
                                                     SHORT ACCRUAL PERIOD:


                                                       : Approximate   : Exact


           CHRYSLER FINANCIAL COMPANY L.L.C., a Michigan limited liability company (the "Company," which term includes any successor limited liability company or corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal amount stated above on the Stated Maturity Date specified above (except to the extent redeemed or repaid prior to the Stated Maturity Date), and to pay interest thereon, at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate per annum determined in accordance with the provisions hereof and any Addendum relating hereto depending upon the Base Rate or Rates, if any, and such other terms specified above, until the principal hereof is paid or duly made available for payment. Reference herein to "this Note", "hereof", "herein" and comparable terms shall include an Addendum hereto if an Addendum is specified above.

           Interest on this Note will accrue from and including the Original Issue Date specified above, at the rates determined from time to time as specified herein, until the principal hereof has been paid or made available for payment. The Company will pay interest monthly, quarterly, semi-annually, annually or such other period as specified above under "Interest Payment Period", on each Interest Payment Date specified above, commencing on the first Interest Payment Date specified above next succeeding the Original Issue Date specified above, and on the Stated Maturity Date or any Redemption Date or Optional Repayment Date (as defined below) (the date of each such Stated Maturity Date, Redemption Date and Optional Repayment Date and the date on which principal or an installment of principal is due and payable by declaration of acceleration pursuant to the Indenture being referred to hereinafter as a "Maturity" with respect to principal payable on such date); provided, however, that if the Original Issue Date is between a Regular Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Original Issue Date; and provided further, that if an Interest Payment Date (other than an Interest Payment Date at Maturity) would fall on a day that is not a Business Day (as defined below), such Interest Payment Date shall be postponed to the first succeeding Business Day, except that in the case the Base Rate is LIBOR, as indicated above, if such next Business Day falls in the next calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day. Except as provided above, interest payments will be made on the Interest Payment Dates shown above. Unless otherwise specified above, the "Regular Record Date" shall be the date 15 calendar days (whether or not a Business Day) prior to the applicable Interest Payment Date. If the Maturity falls on a day which is not a Business Day as defined below, the payment due on such Maturity will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity and no interest shall accrue with respect to such payment for the period from and after such Maturity. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will as provided in the Indenture be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date; provided, however, that in the case of a Note issued between a Regular Record Date and the related Interest Payment Date, interest for the period beginning on the Original Issue Date for such Note and ending on such Interest Payment Date shall be paid on the first succeeding Interest Payment Date to the registered Holder of such Note on the related Regular Record Date; and provided, further, that interest payable at Maturity will be payable to the Person to whom principal shall be payable. Any such interest which is payable, but not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest"), shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

           Funds for the payment of the principal of (and premium, if any) and interest on this Note due on any Interest Payment Date or at Maturity will be made available on such date to The Chase Manhattan Bank as issuing and paying agent for the Notes (the "Paying Agent", which term includes any successor Paying Agent with respect to the Notes). The Paying Agent will thereupon pay such funds to the Depositary or its nominee in accordance with any applicable provisions of such written agreement between the Company, the Trustee and such Depositary (or its nominee) as may be in effect from time to time.

           All payments on this Note on any Interest Payment Date or Maturity will be made in the Specified Currency set forth above, except as otherwise hereinafter provided.

           This Note is one of a duly authorized series of debt securities (hereinafter called the "Securities") of the Company designated as its Medium-Term Notes, Series [ ] (the "Notes"). The Notes are issued and to be issued under an Indenture dated as of February 15, 1988, as amended or supplemented from time to time (herein called the "Indenture"), between the Company, as successor to Chrysler Financial Corporation, and Manufacturers Hanover Trust Company, which has been succeeded by United States Trust Company of New York as Trustee (herein called the "Trustee", which term includes any successor Trustee with respect to the Notes under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The terms of individual Notes may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise.

           The Notes will rank pari passu in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Company.

           This Note is not subject to any sinking fund and, unless otherwise provided above in accordance with the provisions of the following paragraphs, is not redeemable or repayable prior to the Stated Maturity Date.

           If so provided above, this Note may be redeemed by the Company on any date on and after the Initial Redemption Date, if any, specified above. If no Initial Redemption Date is set forth above, this Note may not be redeemed prior to the Stated Maturity Date. On and after the Initial Redemption Date, if any, this Note may be redeemed at any time in whole or from time to time in part in increments of 1,000 units of the Specified Currency (provided that any remaining principal hereof shall not be less than the minimum denomination of this Note) at the option of the Company at the applicable Redemption Price (as defined below) together with accrued interest hereon at the applicable rate payable to the date of redemption (each such date, a "Redemption Date"), on written notice given not more than 60 nor less than 30 days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

           Unless otherwise specified above, the "Redemption Price" shall initially be the Initial Redemption Percentage, specified above, of the principal amount of this Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date, shown above, by the Annual Redemption Percentage Reduction, if any, specified on the face hereof, of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

           This Note may be subject to repayment at the option of the Holder on any Optional Repayment Date(s), if any, indicated above. If no Optional Repayment Date(s) are set forth above, this Note may not be so repaid at the option of the Holder hereof prior to the Stated Maturity Date. On any Optional Repayment Date, this Note shall be repayable in whole or in part in increments of 1,000 units of the Specified Currency (provided that any remaining principal hereof shall not be less than the minimum denomination of this Note) at the option of the Holder hereof at a Repayment Price, unless otherwise specified above, equal to 100% of the principal amount to be repaid, together with interest thereon payable to the date of repayment. For this Note to be repaid in whole or in part at the option of the Holder hereof, this Note must be received, with the form entitled "Option to Elect Repayment" below duly completed, by the Trustee at its Corporate Trust Office, or such address which the Company shall from time to time notify the Holders of the Notes, not more than 60 nor less than 30 days prior to the related Optional Repayment Date. Exercise of such repayment option by the Holder hereof shall be irrevocable.

           Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date (as defined below), the rate of interest on this Security shall be the rate determined by reference to the Base Rate specified above or two or more Base Rates, in either case (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any, as specified above. The Base Rate shall be determined in accordance with the provisions of the applicable heading below.

           Except as provided above, the interest rate in effect on each day shall be (a) if such day is an Interest Reset Date, the interest rate determined on the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (b) if such day is not an Interest Reset Date, the interest rate determined on the Interest Determination Date immediately preceding the next preceding Interest Reset Date. The interest rate on this Note will be reset daily, weekly, monthly, quarterly, semiannually or annually (such period being the "Interest Reset Period", and the first day of each Interest Reset Period being an "Interest Reset Date") as specified above. Unless otherwise specified above, the Interest Reset Date will be, if this Note resets daily, each Business Day; if this Note (other than if this Note is a Treasury Rate Note) resets weekly, Wednesday of each week; if this Note is a Treasury Rate Note that resets weekly, Tuesday of each week (except as provided below); if this Note resets monthly, the third Wednesday of each month; if this Note resets quarterly, the third Wednesday of March, June, September and December of each year; if this Note resets semiannually, the third Wednesday of March and September; and, if this Note resets annually, the third Wednesday of September; provided, however, that, unless otherwise specified above, the interest rate in effect from the Original Issue Date to but excluding the first Interest Reset Date with respect to such this Note will be the Initial Interest Rate (set forth above). If any Interest Reset Date (which term includes the term Initial Interest Reset Date unless the context otherwise requires) would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the first succeeding Business Day, except that if a Base Rate specified on the face hereof is LIBOR and such next Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

           Unless otherwise specified above, interest payable on this Note on any Interest Payment Date shall be the amount of interest accrued from and including the next preceding Interest Payment Date in respect of which interest has been paid (or from and including the Original Issue Date specified above, if no interest has been paid), to but excluding the applicable Interest Payment Date or Maturity; provided, however, that the interest payments on Maturity will include interest accrued to but excluding such Maturity. Unless otherwise specified herein, accrued interest hereon will be calculated by multiplying the principal amount of this Note by an accrued interest factor. Such accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified herein, the interest factor for each such day will be computed by dividing the interest rate in effect on such day by 360, in the case of LIBOR Notes, Commercial Paper Rate Notes, CD Rate Notes, Federal Funds Rate Notes and Prime Rate Notes, or by the actual number of days in the year, in the case of Treasury Rate Notes or CMT Rate Notes.

           Unless otherwise specified above and except as provided below, interest will be payable, if this Note resets daily, weekly, or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year; if this Note resets quarterly, on the third Wednesday of March, June, September and December of each year; if this Note resets semiannually, on the third Wednesday of March and September; and, if this Note resets annually, on the third Wednesday of September and, in all such cases, as Maturity. If an Interest Payment Date (other than an Interest Payment Date at Maturity) would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the first succeeding Business Day, except that, if the Base Rate specified on the face hereof is LIBOR, if such Business Day falls in the next calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Maturity.

           Unless otherwise specified above, the "Interest Determination Date" with respect to the CD Rate, the Commercial Paper Rate, the CMT Rate, the Federal Funds Rate and the Prime Rate will be the second Business Day preceding each Interest Reset Date; the "Interest Determination Date" with respect to LIBOR shall be the second London Business Day (as defined below) preceding each Interest Reset Date; the "Interest Determination Date" with respect to the Treasury Rate will be the day in the week in which the related Interest Reset Date falls on which day Treasury bills (as defined below) normally would be auctioned (Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday); provided, however, that if, as a result of a legal holiday, an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following such auction. If the interest rate of this Note is determined with reference to two or more Base Rates, the Interest Determination Date pertaining to this Note will be the first Business Day which is at least two Business Days prior to such Interest Reset Date on which each Base

Rate shall be determinable. Each Base Rate shall be determined and compared on such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

           Unless otherwise specified above, "Business Day" means any day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions are authorized or required by law, regulation or executive order to be closed in The City of New York and (ii) if the applicable Base Rate shown above is LIBOR, is also a London Business Day. As used herein, "London Business Day" means any day (a) if the Index Currency specified above is other than the European Currency Unit ("ECU"), on which dealings in deposits in such Index Currency are transacted in the London interbank market or (b) if the Index Currency specified above is the ECU, that is not designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs shall not be made.

           Unless otherwise specified above, the "Calculation Date" pertaining to any Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day preceding the applicable Interest Payment Date or date of Maturity, as the case may be. All calculations on this Note shall be made by the Calculation Agent specified above or such successor thereto as is duly appointed by the Company.

           Unless otherwise specified above, all percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655) and 9.876544% (or
 .09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

           Determination of Commercial Paper Rate. If a Base Rate for this
Note is the Commercial Paper Rate, as indicated above, the Commercial Paper Rate shall be determined on the applicable Interest Determination Date (a "Commercial Paper Rate Determination Date") as the Money Market Yield (calculated as described below) on such Commercial Paper Rate Determination Date of the rate for commercial paper having the Index Maturity specified above, as such rate shall be published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Commercial Paper--Nonfinancial" or, if such heading is no longer available, such other heading representing commercial paper issued by non-financial entities whose bond rating is "Aa", or the equivalent, from a nationally recognized statistical rating organization. In the event that such rate is not so published prior to 9:00 a.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" shall be the Money Market Yield on such Commercial Paper Rate Determination Date of the rate for commercial paper of the specified Index Maturity as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 p.m. Quotations for U.S. Government Securities" or any successor publication of the Federal Reserve Bank of New York ("Composite Quotations") under the heading "Commercial Paper" (with an Index Maturity of one month or three months being deemed to be equivalent to an Index Maturity of 30 days or 90 days, respectively). If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Commercial Paper Rate Determination Date shall be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered per annum rates (quoted on a bank discount basis), as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date, of three leading dealers of commercial paper in The City of New York (any of which may be an Agent or an affiliate of an Agent) selected by the Calculation Agent for commercial paper of the specified Index Maturity placed for a non-financial entity whose bond rating is "Aa" or the equivalent, from a nationally recognized rating agency; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Commercial Paper Rate Determination Date will be the same as the Commercial Paper Rate in effect on such Commercial Paper Rate Determination Date.

           "Money Market Yield" shall be a yield (expressed as a percentage rounded upwards to the nearest one hundred-thousandth of a percentage point) calculated in accordance with the following formula:

           Money Market Yield  =    D x 360       x 100
                                 --------------
                                  360 - (D x M)


where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

           Determination of LIBOR. If a Base Rate for this Note is LIBOR, as indicated above, LIBOR will be determined on the applicable Interest Determination Date (a "LIBOR Determination Date"), and will be, either: (a) if "LIBOR Reuters" is specified above, the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page (as defined below) by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in the Index Currency having the Index Maturity designated above, commencing on the second London Business Day immediately following that LIBOR Determination Date, that appear on the Designated LIBOR Page specified above as of 11:00 a.m., London time, on that LIBOR Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on such Designated LIBOR Page, or
(b) if "LIBOR Telerate" is specified above, the rate for deposits in the Index Currency having the Index Maturity designated above commencing on the second London Business Day immediately following that LIBOR Determination Date that appears on the Designated LIBOR Page specified above as of 11:00 a.m., London time, on that LIBOR Determination Date. If fewer than two offered rates appear, or no rate appears, as applicable, LIBOR in respect of the related LIBOR Determination Date will be determined as if the parties had specified the rate described in the immediately succeeding paragraph.

           With respect to a LIBOR Determination Date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the applicable Designated LIBOR Page as specified in the immediately preceding paragraph, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated above, commencing on the second London Business Day immediately following such LIBOR Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time on such LIBOR Determination Date and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR

Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, (or such other time specified above), in the applicable Principal Financial Center (as defined below), on such LIBOR Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated above and in a principal amount that is representative for a single transaction in such Index Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Determination Date will be LIBOR in effect on such LIBOR Determination Date.

           "Index Currency" means the currency (including composite currencies) specified above as the currency for which LIBOR shall be calculated. If no such currency is specified above, the Index Currency shall be U.S. dollars.

           "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated above, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is designated above, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency. If neither LIBOR Reuters nor LIBOR Telerate is specified above, LIBOR for the applicable Index Currency will be determined as if LIBOR Telerate (and, if the U.S. dollar is the Index Currency, LIBOR Page 3750) had been specified.

           "Principal Financial Center" will generally be the capital city of the country of the specified Index Currency, except that with respect to U.S. dollars and ECUs, the Principal Financial Center shall be The City of New York and Luxembourg, respectively.

           Determination of Treasury Rate. If a Base Rate for this Note is the Treasury Rate, as indicated above, the Treasury Rate shall be determined on the applicable Interest Determination Date (a "Treasury Rate Determination Date") as the rate applicable to the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified above, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities--Treasury bills--auction average (investment)" or, in the event that such rate is not so published by 3:00 p.m., New York City time, on the Calculation Date pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held in a particular week, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers (any of which may be an Agent or an affiliate of an Agent) selected by the Calculation Agent, for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the "Treasury Rate" with respect to such Treasury Rate Determination Date will be the Treasury Rate in effect on such Treasury Rate Determination Date.

           Determination of CD Rate. If a Base Rate for this Note is the CD Rate, as indicated above, the CD Rate shall be determined on the applicable Interest Determination Date (a "CD Rate Determination Date") as the rate on such CD Rate Determination Date for negotiable certificates of deposit having the Index Maturity specified above, as such rate shall be published in H.15(519) under the heading "CDs (Secondary Market)." In the event that such rate is not so published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period shall be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the specified Index Maturity as published in Composite Quotations under the heading "Certificates of Deposit". If, by 3:00 p.m., New York City time, on such Calculation Date, such rate is not yet published in either H.15(519) or Composite Quotations, then the "CD Rate" on such CD Rate Interest Determination Date shall be calculated by the Calculation Agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York (any of which may be an Agent or an affiliate of an Agent) selected by the Calculation Agent for negotiable certificates of deposit of major United States money market banks (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity specified above in an amount that is representative for a single transaction in that market at that time, provided, however, that if the dealers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate with respect to such CD Rate Determination Date will be the CD Rate in effect on such CD Rate Determination Date.

           Determination of CMT Rate. If a Base Rate for this Note is the CMT Rate, as indicated above, the CMT Rate shall be determined as of the applicable Interest Determination Date (a "CMT Rate Interest Determination Date") as the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "...Treasury Constant Maturities...Federal Reserve Board Release H.15...Mondays Approximately 3:45 P.M.", under the column for the Designated CMT Maturity Index (as defined below) for (i) if the Designated CMT Telerate Page is 7051, the rate on such CMT Rate Interest Determination Date and (ii) if the Designated CMT Telerate Page is 7052, the weekly or monthly average, as specified on the face hereof, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT Rate Interest Determination Date falls. If such rate is no longer displayed on the relevant page or is not displayed by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate for such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as published in H.15(519). If such rate is no longer published or is not published by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on such CMT Rate Interest Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the CMT Rate Interest Determination Date with respect to such Interest Reset Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in H.15(519). If such information is not provided by 3:00 P.M., New York City time, on the related Calculation Date, then the CMT Rate on the CMT Rate Interest Determination Date will be calculated by the Calculation

Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date reported, according to their written records, by three leading primary United States government securities dealers (each, a "Reference Dealer") in The City of New York selected by the Calculation Agent (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year. If the Calculation Agent is unable to obtain three such Treasury Note quotations, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers in The City of New York (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least U.S.$100 million. If three or four (and not five) of such Reference Dealers are quoting as described above, then the CMT Rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor the lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as mentioned herein, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

           "Designated CMT Telerate Page" means the display on the Dow Jones Telerate Service (or any successor service) on the page specified on the face hereof (or any other page as may replace such page on such service) for the purpose of displaying Treasury Constant Maturities as reported in H.15(519) or, if no such page is specified on the face hereof, page 7051.

           "Designated CMT Maturity Index" means the original period to maturity of the United States Treasury securities (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof with respect to which the CMT Rate will be calculated or, if no such maturity is specified on the face hereof, 2 years.

           Determination of Federal Funds Rate. If a Base Rate for this Note is the Federal Funds Rate, as indicated above, the Federal Funds Rate shall be determined on the applicable Interest Determination Date (a "Federal Funds Rate Determination Date") as the rate is such Federal Funds Rate Determination Date for Federal Funds as such rate shall be published in H.15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not so published prior to 3:00 p.m., New York City time, on the Calculation Date pertaining to such Federal Funds Rate Determination Date, then the "Federal Funds Rate" on such Federal Funds Rate Determination Date shall be the rate as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If, by 3:00 p.m., New York City time, on such Calculation Date, such rate is not yet published in either H.15(519) or Composite Quotations, then the "Federal Funds Rate" for such Federal Funds Determination Date will be calculated by the Calculation Agent and shall be the arithmetic mean of the rates for the last transaction in overnight United States Dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent prior to 9:00 a.m., New York City time, on such Federal Funds Rate Determination Date; provided, however, that if the brokers selected as aforesaid by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate with respect to such Federal Funds Rate Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Determination Date.

           Determination of Prime Rate. If a Base Rate for this Note is the Prime Rate, as indicated above, the Prime Rate shall be determined on the applicable Interest Determination Date (a "Prime Rate Determination Date") as the rate on such date as such rate is published in H.15(519) under the heading "Bank Prime Loan". If such rate is not published prior to 3 p.m., New York City time, on the Calculation Date, then the Prime Rate shall be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 (as defined below) as such bank's prime rate or base lending rate as in effect for that Prime Rate Determination Date. If fewer than four such rates but more than one such rate appear on the Reuters Screen US PRIME 1 for such Prime Rate Determination Date, the Prime Rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Determination Date by four major money center banks in The City of New York selected by the Calculation Agent. If fewer than two such rates appear on the Reuters Screen US PRIME 1, the Prime Rate will be determined by the Calculation Agent on the basis of the rates furnished in The City of New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, having total equity capital of at least U.S. $500,000,000 and being subject to supervision or examination by Federal or State authority, selected by the Calculation Agent to provide such rate or rates; provided, however, that if the banks or trust companies selected as aforesaid are not quoting as mentioned in this sentence, the Prime Rate for such Prime Rate Determination Date will be the Prime Rate as determined based on the last such rate published in H.15(519). "Reuters Screen US PRIME 1" means the display designated as page "US PRIME 1" on the Reuters Monitor Money Rates Service (or such other page as may replace the US PRIME 1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

           Any provision contained herein with respect to the determination of a Base Rate, the specification of Base Rate, calculation of the Interest Rate applicable to this Note, its payment dates or any other matter relating hereto may be modified as specified in an Addendum relating hereto if so specified above.

           Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

           If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of this Note (or, if this Note is an Original Issue Discount Security, an amount of principal hereof determined in accordance with the provisions of this Note set out in the next paragraph (the

"Amortized Face Amount")) may be declared due and payable in the manner and with the effect provided in the Indenture.

           If this Note is an Original Issue Discount Security and if an Event of Default with respect to Notes of this series shall have occurred and be continuing, the Amortized Face Amount of principal of this security may be declared due and payable in the manner and with the effect provided in the Indenture. Such Amortized Face Amount shall be equal to the sum of (i) the aggregate principal amount of this Note multiplied by the Issue Price plus
(ii) the portion of the difference between the Issue Price and the principal amount of this Note that has accrued at the Yield to Maturity (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, but in no event shall the Amortized Face Amount of this Note exceed its principal amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Issuer's obligations in respect of the payment of the principal of and interest, if any, on this Note shall terminate.

           The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected thereby at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Outstanding Securities of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any
Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

           If the box marked "Presumption Yes" following the term "Conversion into U.S. Dollars" set forth above has been checked, the Company or its agent will convert all payments of the principal of, premium, if any, and interest on this Note to U.S. dollars unless the Holder hereof elects to receive such payments in the Specified Currency as described below. If the box marked "Presumption No" following the term "Conversion into U.S. Dollars" set forth above has been checked, the Holder of this Note will receive all payments of the principal of, premium, if any, and interest on this Note in the Specified Currency unless the Holder of this Note elects to receive such payments in U.S. dollars as described below.

           Except as set forth below, if the principal of, principal, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Company for making payments thereof due to the imposition of exchange controls or other circumstances beyond the control of the Company or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Company will be entitled to satisfy its obligations to the Holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date. Any payment made under such circumstances in U.S. dollars where the required payment is in a Specified Currency other than U.S. dollars will not constitute an Event of Default.

           Except as otherwise provided herein, if either the box marked "Presumption Yes" or the box marked "Presumption No" is marked above, the Holder hereof may subsequent to the issuance hereof request that future payments of principal, premium, if any, and interest hereon, be converted or not be converted, as the case may be, to U.S. dollars by transmitting a written request for such payments to the Trustee at its Corporate Trust Office in The City of New York on or prior to the Regular Record Date or not less than 15 days prior to Maturity. Such request shall include appropriate payment instructions and shall be in writing (mailed or hand delivered) or by facsimile transmission. The Holder of this Note may elect to receive all future payments of principal, premium, if any, and interest in either the Specified Currency set forth above or in U.S. dollars, as specified in the written request, and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the Regular Record Date not less than 15 days prior to Maturity. If the Holder hereof has not made the election described above, payment in respect of this Note shall be made in U.S. dollars based upon the Market Exchange Rate as described above.

           If the box marked "No" following the term "Conversion into U.S. Dollars" set forth above has been checked, the Holder hereof will receive all payments of the principal of, and premium, if any, and interest on this Note only in the Specified Currency subject to the provisions set forth below, and the Holder hereof may not subsequent to the issuance hereof request that future payments of principal hereof, and premium, if any, and interest hereon, be converted to U.S. dollars.

           Upon the commencement of the third stage of the European economic and monetary union when the European Currency Unit ("ECU") becomes a currency in its own right named the "euro", the unavailability of the ECU or euro shall be treated as provided above and the following three paragraphs shall not apply.

           If payment in respect of this Note is required to be made in ECUs and (i) ECUs are not available to the Company for making payments thereof on this Note due to the imposition of exchange controls or other circumstances beyond the Company's control or (ii) the ECU ceases to be used as the unit of account of the European Community (the "EC") and has not become a currency in its own right replacing all or some of the currencies of the Member States of the EC, then all payments in respect of this Note shall be made in U.S. dollars until ECUs are again available or so used. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the ECU in U.S. dollars, determined as described below, as of the second Business Day prior to the date on which such payment is due.

           The equivalent of the ECU in U.S. dollars as of any date shall be determined by the Company or its agent on the following basis. The component currencies of the ECU for this purpose (the "Components") shall be the currency amounts that were components of the ECU as of the last date on which the ECU was used in the European Monetary System. The equivalent of the ECU in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Components. The U.S. dollar equivalent of each of the Components shall be determined by the Company or such agent on the basis of the most recently available Market Exchange Rates for such Components.

           If the official unit of any Component is altered by way of combination or subdivision, the number of units of that currency as Component shall be divided or multiplied in the same proportion. If two or more Components are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any Component is divided into two or more currencies, the amount of the original component currency shall be replaced by the amounts of such two or more currencies, each of which shall be equal to the amount of the original component currency separated into the number of currencies into which such original currency was divided.

           All determination referred to above made by the Company or its agent shall be at its sole discretion and shall, in the absence of manifest error be conclusive for all purposes and binding on Holders of Notes.

           In order for the Holder of this Note (who, either by the terms of this Note or pursuant to an election of the Holder hereof, shall have the right to receive wire transfer payments) to receive payments of interest, premium, if any, and principal in the Specified Currency by wire transfer, the Holder of this Note must designate an appropriate account with a bank located in the country of the Specified Currency shown above that has appropriate facilities thereof. Such designation shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in The City of New York on or prior to the Regular Record Date or not less than 15 days prior to Maturity. The Trustee will, subject to applicable laws and regulations and until it received notice to the contrary, make such payment and all succeeding payments to the Holder of this Note by wire transfer to the designated account, provided, that the bank has the appropriate facilities therefor. If a payment cannot be made by wire transfer because the required information has not been received by the Trustee on or before the requisite date, payment will be made by check in U.S. dollars mailed to the Holder of this Note at such address as shall appear in the Security Register.

           The Holder of this Note shall pay any administrative costs imposed by banks in connection with making payments by wire transfer, as well as any tax, assessment or governmental charge imposed upon payments hereon.

           Holders of Notes may not enforce their rights pursuant to the Indenture or the Notes except as provided in the Indenture. No reference herein to the Indenture and no provision hereof or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal hereof and interest hereon at the times, place and rates, and in the coin or currency, herein prescribed.

           As provided in the Indenture and subject to certain limitations therein set forth (including, in the case of any Global Security, certain additional limitations) and as may be set forth herein, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of like tenor, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

           The Notes are issuable only in registered form without coupons in denominations of $1,000 (or such other amount as may be specified herein) and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same.

           No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

           Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

           The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to instruments and agreements made and to be performed wholly within such jurisdiction.

           All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

           Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

           As used herein:

                 the term "Business Day" means any day that is not a Saturday or Sunday, and that is not a day on which banking institutions are generally authorized or obligated by law to close in The City of New York or the city which is the Principal Financial Center of the country of the Specified Currency and, if the Specified Currency is ECU, that is not a day designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments in ECUs shall not be made;

                 the term "Market Exchange Rate" means the noon U.S. dollar buying rate in The City of New York for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York; provided, however, in the case of ECUs, the Market Exchange Rate shall be the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities, or any successor publication; and

                 the term "Principal Financial Center" shall be the city indicated as follows:

                                                 Principal Financial
           Specified Currency                         Center
           ------------------                    -------------------
           U.S. dollars                               New York City


           Australian dollars                         Sydney
           Canadian dollars                           Toronto
           European Currency Units                    Brussels
           French francs                              Paris
           Deutsche marks                             Frankfurt
           Italian lire                               Milan
           Dutch guilders                             Amsterdam
           New Zealand dollars                        Wellington
           Swiss francs                               Geneva
           British Pound Sterling                     London
           Japanese Yen                               Tokyo

           With respect to all other foreign currencies, the "Principal Financial Center" shall be the capital city of the country of such Specified Currency.

           IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and an imprint or facsimile of its seal to be imprinted hereon.

Dated:                          CHRYSLER FINANCIAL COMPANY L.L.C.



[SEAL]                          By:___________________________________
                                    Name:
                                    Title:



                                By:___________________________________
                                    Name:
                                    Title:




CERTIFICATE OF AUTHENTICATION
This is one of the Debt Securities
issued under the within-mentioned
Indenture.

THE CHASE MANHATTAN BANK
  as Authenticating Agent for the Trustee


By: ______________________________
           Authorized Officer

                          OPTION TO ELECT REPAYMENT

           The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to the principal amount hereof together with interest to the repayment date, to the undersigned, at ______________________

_____________________________________________________________________________

_____________________________________________________________________________

       (Please print or typewrite name and address of the undersigned)


           For this Note to be repaid, the Trustee must receive at its Corporate Trust Office, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 nor less than 30 days prior to an Optional Repayment Date, if any, shown on the face of this Note, this Note with this "Option to Elect Repayment" form duly completed.

           If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of $1,000 (or such other amount as may be specified herein)) which the Holder elects to have repaid and specify the denomination or denominations (which shall be increments of $1,000 (or such other amount as may be specified herein)) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

$--------------                           ------------------------------------

                                          NOTICE: The signature on
Date this Option to Elect Repayment must correspond with the name as written upon the face of this
                                          Note in every particular,
                                          without alteration or
                                          enlargement or any change
                                          whatever.

                           ASSIGNMENT/TRANSFER FORM


           FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto
(insert Taxpayer Identification No.) _________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)
______________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.





Dated: ____________                 ________________________________________
           NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                ABBREVIATIONS

           The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

        TEN COM--as tenants in common

        UNIF   GIFT MIN ACT--.................Custodian......................
                                  (Cust)                      (Minor)

               Under Uniform Gifts to Minors Act

               ..................................
                               (State)

    TEN ENT--as tenants by the entireties
    JT TEN--as joint tenants with right of survivorship
                       and not as tenants in common

    Additional abbreviations may also be used though not in the above list.